Exhibit 10.96

FIRST AMENDMENT TO LEASE

(EXPANSION)

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made as of the 5th day of March, 1999, by and between WILSHIRE-CAMDEN ASSOCIATES, a California limited partnership (“Landlord”) and KENNEDY-WILSON INC., a Delaware corporation (“Tenant”)

RECITALS:

A.                                     Landlord and Tenant entered into a certain Lease (the “Lease”) dated as of August 19, 1998, whereby Landlord leased to Tenant certain premises (the “Premises”) shown and designated on the floor plan attached as Exhibit A of the Lease and located on the second (2nd) floor of the certain building (the “Building”) known as HEITMAN CENTRE - BEVERLY HILLS (now known as 9601 WILSHIRE) and located at 9601 Wilshire Boulevard, Beverly Hills, California. The Premises contain approximately 26,057 rentable square feet.

B.                                       Landlord and Tenant desire to amend the Lease to add certain expansion space to the Premises upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

I.                                           DEFINED TERMS. Each capitalized term used as a defined term in this First Amendment but not otherwise defined in this First Amendment shall have the same meaning ascribed to such term in the Lease.

2.                                         ADDITIONAL PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain premises (the “Additional Premises”) consisting of approximately 1,343 square feet of rentable area located on the Garden Level of the Building, as shown on Exhibit A-1 attached hereto and known collectively as Suite GL-1SA and Suite GL-9. The Lease is hereby amended to add the Additional Premises to the Premises as demised and defined in the Lease upon the same terms and provisions specified in the Lease, except that:

(a)                                    The Base Rent for the Additional Premises shall be Twenty-Five Thousand Seven Hundred Eighty-Five and 60/100 ($25,785.60)[an annual rate of $19.20 per square foot of Rentable Area of the Premises], payable in equal monthly installments of Two Thousand One Hundred Forty-Eight and 80/100 ($2,148.80).

(b)                                   Intentionally omitted.

(c)                                    The lease term for the Additional Premises shall commence on March 1, 1999 (the “Additional Premises Commencement Date”), and end on the last day of the Lease Term, August 31, 2003 (the “Additional Premises Lease Term”), unless sooner terminated as provided in the Lease.

(d)                                   The first installment of Base Rent for the Additional Premises shall be due and payable on the Additional Premises Commencement Date, with subsequent installments of Base Rent applicable to the Additional Premises due on the first day of each month thereafter during the Additional Premises Lease Term.

(e)            The term “Tenant’s Proportionate Share”, as defined and used in the Lease, shall mean one-half of one percent (0.50%) for the Additional Premises.

(f)             Base Rent for the Additional Premises shall be subject to periodic adjustment pursuant to Section 4 of the Lease.

(g)            “Base Rent” shall mean all amounts payable by Tenant to Landlord, whether or not denominated as such. Any such amounts due Landlord shall sometimes be referred to as “Rent”.

(h)            The Base Rent for the Premises, excluding the Additional Premises, is not affected by this Amendment.

(i)             The Security Deposit for the Additional Premises shall be None ($0).

(j.)            Tenant confirms that the leased premises are and will be used for general and administrative, non-medical offices and for no other purpose whatsoever, and that no toxic or hazardous materials have been or will be stored, kept or used on the leased premises.

(k)            Landlord hereby acknowledges that Tenant is a Delaware corporation, although Tenant was identified as a California corporation in the Lease.

3.              DEFINITION OF BASE YEAR. Anything contained in the Lease to the contrary notwithstanding, solely for purposes of calculating Rent Adjustments for the Additional Premises, Tenant’s Base Year shall mean calendar year 1999 for the Additional Premises.

4.              CONDITION OF THE ADDITIONAL PREMISES; IMPROVEMENT ALLOWANCE. No promises by Landlord to alter, remodel, improve, repair, redecorate or clean the Additional Premises, or any part thereof, have been made, and no representation respecting the condition of the Additional Premises or the Building or with respect to the suitability or fitness of either for any purpose, has been made to Tenant, other than as defined in the attached Exhibit “B” (“Work Letter”).

5.             BROKER. Tenant represents that except for Kennedy-Wilson Properties, Ltd. (“Kennedy-Wilson”), Tenant has not retained, contracted or otherwise dealt with any real estate broker, salesperson or finder in connection with this First Amendment, and no such person initiated or participated in the negotiation of this First Amendment. Tenant shall indemnify and hold Landlord and Kennedy-Wilson harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

6.              CONFLICT. If any conflict exists between the terms or provisions of the Lease and the terms or provisions of this First Amendment, the terms and provisions of this First Amendment shall govern and control.

7.              EFFECT OF AMENDMENT.         As amended by this First Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. This First Amendment contains the entire agreement of the parties with respect to the

Additional Premises, and all preliminary negotiations with respect thereto are merged into and superseded by this First Amendment.

8.              EXCULPATION OF LANDLORD AND KENNEDY-WILSON.

Notwithstanding anything to the contrary contained in this First Amendment or in any exhibits, Riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant’s use of the Premises or the Building (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under the Lease Documents are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or its beneficiaries; and (b) except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiaries, Heitman Capital Management LLC or Kennedy-Wilson Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease to be duly executed and delivered as of the day and year first written above.

TENANT:
KENNEDY-WILSON [NC.,
a Delaware corporation

By:	/S/ FREEMAN LYLE

Its:

LANDLORD:

WILSHIRE-CAMDEN ASSOCIATES,
a California limited partnership

By:	KENNEDY-WILSON PROPERTIES, LTD.,
an Illinois corporation, its duly authorized agent, and attorney-in-fact

/s/ Tony Zimmerman

EXHIBIT B

WORK LETTER AGREEMENT

[Landlord Performs Work]

[Minor Work Only]

This AGREEMENT made as of the 5TH day of March, 1999, between WILSHIRE-CAMDEN ASSOCIATES, a California limited partnership (‘Landlord”) and KENNEDY-WILSON INC., a Delaware corporation (“Tenant”).

Reference is made to the First Amendment to Lease dated March 5, 1999 (the “Lease”) for premises known as Suite 220 (the “Premises”), located in the property known as 9601 WILSHIRE (the “Property”).

Landlord agrees to perform the following items of work (the “Work”) in the Premises (describe work and/or refer to any drawings or plans that have been prepared, if they are final):

I.              Paint the Premises using building standard paint.

2.             Carpet the Premises using building standard carpet

3.             Minor construction in accordance with mutually acceptable plans.

Landlord shall pay the frill cost of the Work, not to exceed $10.00 per rentable square foot or $13,430.00.

If Landlord requires further choices by Tenant respecting the above Work (e.g., color choices respecting the above items), Tenant shall promptly choose the same from such choices, if any, that Landlord makes available to Tenant as “building standard.” If any such further choices are required, the parties agree that Tenant has heretofore been provided an opportunity to view the available choices and Tenant agrees to make such choices by March I, 1999. If Tenant fails to do so by such date, Landlord may make such choices for Tenant.

Landlord will use reasonable efforts to complete the Work by the Commencement Date under the Lease or within 90 days thereafter, subject to further delays beyond Landlord’s reasonable control (as may be further described in the Lease); provided, notwithstanding anything to the contrary contained in the Lease, delays in the Work hereunder shall not postpone the commencement of Rent under any circumstances whether the delay is caused by Tenant or Tenant’s contractors, agents or employees, or the delay is otherwise beyond Landlord’s reasonable control (as may be further described in the Lease), or for any other reason whatsoever Tenant acknowledges that the Work may occur during normal business hours while Tenant is in occupancy of the Premises and that no interference to Tenant’s business operations in, or use of, the Premises shall entitle Tenant to any abatement of rent or any other concession, or give rise to any claim against, or liability of, Landlord.

Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the pasties hereto that: (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the past of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, “Landlord’s Work Letter Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under the Lease are a part hereinafter, “Landlord’s Real Estate”) and not to any other assets of Landlord or its constituent partners; and (b) Except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its constituent partners, Heitman Capital Management LLC or Kennedy-Wilson Properties lid., or against any of their respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives.

LANDLORD:

WILSHIRE-CAMDEN ASSOCIATES,
a California limited partnership
By; KENNEDY-WILSON PROPERTIES LW., an Illinois
corporation, its duly authorized agent and
attorney-in-fact